Exhibit 99.1

Greenwave Appoints Three Independent Directors

The Company expects to submit its application to uplist to a national exchange imminently

(Norfolk, VA) April 20, 2022 – Greenwave Technology Solutions, Inc. (“Greenwave” or the “Company”) (OTCPink:GWAV) is pleased to report that it has appointed three independent members to its Board of Directors as well as its Audit, Compensation, and Nomination and Corporate Governance Committees. Greenwave, through its subsidiary Empire Services, Inc. (“Empire”), currently operates 11 metal recycling facilities in Virginia and North Carolina.

As a result of these appointments, Greenwave believes it has satisfied the corporate governance requirements of both NASDAQ and NYSE-MKT. Further, the Company expects it will meet the shareholder’s equity requirement of national exchanges without an additional capital raise. Greenwave expects to submit its formal application to uplist to a national exchange imminently.

“Greenwave is excited to welcome Cheryl Lanthorn, J. Bryan Plumlee and John Wood, three leaders in their respective fields and strong supporters of the Company, to our Board of Directors,” stated Danny Meeks, Chief Executive Officer of Greenwave. “We believe the insight and experience they bring to our leadership team will help strengthen our corporate processes as we continue to grow and ultimately, create significant value for our shareholders.”

According to a recent Wall Street Journal article, there continues to be robust demand for aluminum, increasing 11% over the past year alone, with approximately 40% of new aluminum supply coming from recycled scrap[1]. Driven by inflationary pressures, depleted inventories, and significant global demand in what many consider to be a “commodities super cycle,” prices for many metal products were already on the rise going into 2022. The Russia-Ukraine conflict has only accelerated this trend, with prices for copper hitting an all-time high of $4.95 per pound on the Comex market on March 4, 2022[2] and nickel prices surging to an all-time high of over $100,000 per ton on the London Metal Exchange on March 8, 2022[3].

Empire generated $27.75 million in revenue during the year ended December 31, 2021 as compared to $12.96 million during the year ended December 31, 2020, an increase of approximately 114%. Greenwave generated record revenues of $9.7 million during the quarter ended March 31, 2022, an increase of 63.5% from the $5.9 million in revenue Empire generated in the same period in 2021.

[1] https://www.wsj.com/articles/aluminum-makers-seek-old-cans-shredded-cars-to-fuel-new-plants-11648287002

[2] https://www.mining.com/copper-price-hits-all-time-high-on-fears-of-supply-crunches/

[3] https://www.ft.com/content/0269cdda-ef67-43c8-b820-a919c919b5fa

About Greenwave

Greenwave Technology Solutions, Inc., through its wholly owned subsidiary Empire Services, Inc. (“Empire”), is a leading operator of 11 metal recycling facilities in Virginia and North Carolina. At these facilities, Empire collects, classifies, and processes raw scrap metal (ferrous and nonferrous) for recycling. Steel is one of the world’s most recycled products with the ability to be re-melted and recast numerous times while offering significant economic and environmental benefits when compared with virgin materials. For more information, please visit https://www.greenwavetechnologysolutions.com/.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about its revenue growth, opening of additional locations, and a listing on a senior exchange. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although we believe that our plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, we can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from historical experience and present expectations or projections. Actual results may differ materially from those in the forward-looking statements and the trading price for our common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in our filings with the U.S. Securities and Exchange Commission. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Info:

Danny Meeks

757-966-1432